UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2007

Longview Fibre Company

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(Exact name of registrant as specified in its charter)

Washington	001-10061	91-0298760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Fibre Way, Longview, Washington 98632

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(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (360) 425-1550

Not applicable.

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 12, 2007, Longview Fibre Company (the “Company”) amended its confidentiality agreement with Brookfield Asset Management Inc. (“Brookfield”) to provide that Brookfield may acquire direct or indirect beneficial ownership of up to (but no more than) 9.9% of the issued and outstanding shares of the Company’s common stock.

Certain Information Regarding Participants

The Company’s directors and certain of its executive officers, as well as the Company, may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposed transaction. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s preliminary proxy statement filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2007, as may be supplemented or amended by the definitive proxy statement relating to the proposed transaction when it becomes available. Each of these documents may be obtained (when available, in the case of the definitive proxy statement) free of charge on the SEC’s Web site at http://www.sec.gov, through the link to the Company’s SEC filings on the Company’s Web site at http://www.longviewfibre.com or by directing a request to Corporate Secretary, 300 Fibre Way, Longview, Washington 98632, (360) 425-1550.

Important Information

In connection with the proposed transaction, the Company filed a preliminary proxy statement with the SEC on February 28, 2007 and expects to file a definitive proxy statement with the SEC. Shareholders should read the definitive proxy statement, when available, because it will contain important information. Shareholders may obtain a copy of the definitive proxy statement (when available) and other documents filed by the Company with the SEC free of charge on the SEC’s Web site at http://www.sec.gov, through the link to the Company’s SEC filings on the Company's Web site at http://www.longviewfibre.com or by directing a request to Corporate Secretary, 300 Fibre Way, Longview, Washington 98632, (360) 425-1550.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGVIEW FIBRE COMPANY
(Registrant)

Date: March 12, 2007	By:	/s/ Richard H. Wollenberg
Richard H. Wollenberg
President, Chief Executive Officer and Chairman of the Board